Contact:
Sally L. Beerbower
Qorvis Communications
(703) 744-7803
sally@qorvis.com
CyberGuard Reports Financial Results
For Fourth Quarter and Fiscal 2005
Company Reports Revenue Growth of 19%; Revenues and EPS within Guidance
Boca Raton, FL, August 18, 2005 – CyberGuard Corporation (NASDAQ: CGFW), a global provider of security solutions that protect the critical components of the largest and most complex information networks for Global 2000 enterprises and government organizations, today reported revenues of $17.2 million for the quarter ended June 30, 2005, an increase of $2.7 million, or 19%, over revenues of $14.5 million for the quarter ended June 30, 2004. This is the twelfth consecutive quarter of sequential revenue growth. Revenues for the fiscal year ended June 30, 2005, were $66.1 million, up $18.3 million, or 38%, compared to revenues of $47.8 million for the fiscal year ended June 30, 2004.
On a GAAP basis, inclusive of acquisition related costs, the Company reported a net loss of $464,000, or $0.02 per diluted share, for the fourth quarter of fiscal 2005, compared to a net income of $375,000, or $0.01 per diluted share, for the same quarter of the prior year. Net income for the quarter ended June 30, 2004, included a $352,000 income tax benefit. For fiscal 2005, GAAP net income totaled $761,000 versus GAAP net income of $1.8 million for the same period of fiscal 2004. GAAP earnings per diluted share for fiscal 2005 were $0.02 compared to $0.06 for fiscal 2004.
On a non-GAAP basis, exclusive of acquisition-related costs, net income for the fourth quarter of fiscal year 2005 was $887,000, or $0.03 per diluted share, compared to $1.3 million, or $0.04 per diluted share, for the fourth quarter of fiscal year 2004. For the fiscal year ended June 30, 2005, non-GAAP net income totaled $5.3 million, or $0.16 per diluted share, versus $7.9 million, or $0.28 per diluted share, for the same period a year ago. The attached table presents a reconciliation of GAAP to non-GAAP income for the fourth quarter of both years and for fiscal 2005 and 2004.
According to Pat Clawson, chairman and chief executive officer, “In the fourth quarter, we continued to add new and prestigious customers around the world and across both our firewall and content security product lines. We achieved an exceptional level of Webwasher® bookings in the fourth quarter, resulting in higher-than-anticipated sales commissions. The result was generating revenues at the top of our guidance range this quarter, but coming in at the lower end of our guidance for earnings. We expect to continue to generate exceptional Webwasher sales growth, with a new sales commission structure in place that will more appropriately balance revenues with commissions.
“It is important to highlight the acceleration we are seeing in Webwasher sales and the success of that product line. Our products are resonating with enterprise security managers who require easier-to-use, easier-to-manage solutions which can be centrally managed to address more complex security issues. We took a major step forward in meeting our customers’ requirements when we achieved Common Criteria EAL 4+ Certification from the National Information Assurance Partnership for our TSP network security appliances. EAL4+ is the highest mutually recognized certification level and it assures our customers that CyberGuard’s products have gone through a long and rigorous testing process.”
Clawson concluded, “Looking back on the year, I would characterize it as one of strategic investment with a focus on enhancing and releasing new products, strengthening our management team, signing new Global 2000 enterprise customers, adding strong channel partners and increasing cross-selling of our product suites. We have delivered on all of our key priorities, and the excellent Webwasher results in the fourth quarter give me even greater confidence in our future growth opportunities.”
New Business Highlights
•	Announced that Deutsche Telekom, one of the world’s largest telecommunications firms, expanded its managed security services offering based on CyberGuard’s Total Stream Protection™ framework.

•	Signed a significant deal with UBS, a global banking leader, to secure its worldwide operations. UBS is standardizing its global content security operations on CyberGuard’s Webwasher Content Security Management suite.

•	Finalized Webwasher agreements in France with SCNF, the French Rail Company, and Groupama Insurance, a major insurance company, where CyberGuard’s solution replaced a multi-vendor solution that had been in place for three years.

•	Signed additional deals in Europe, including a contract with the Delta Bank in Serbia, along with Webwasher deals with ERGO, a large Norwegian managed service provider, and Fiducia, a German-based top ten IT full service provider.

•	Added several major U.S. customers including Caterpillar, Inc. and the Pepsi Bottling Group, both of which standardized on the Webwasher Content Security Management suite. In addition, the U.S. Marine Corps continued to migrate from the Classic Family of firewalls to the new TSP line.

•	Added several government agencies in Japan as customers, including the National Printing Bureau and the National Tax Agency.

•	Signed contracts with various Sub-Saharan African companies and government agencies, including deals with the Intercontinental Bank in Nigeria and the European Aeronautic Defence & Space Company (EADS) in South Africa
Other Highlights
•	Released Webwasher Content Security Management Suite 5.2, which delivers a unique ‘One-Click Lockdown’ feature enabling organizations to weather heavy attacks by triggering a lockdown of vulnerable areas of the network while allowing necessary applications to run uninterrupted.

•	Partnered with Blue Coat® Systems, a leading provider of proxy appliances, to deliver CyberGuard’s Webwasher URL Filter on the high-performance Blue Coat ProxySG™ appliances.

•	Released CyberGuard SG565, a new all-in-one wireless workgroup security and data access appliance, designed to secure the wireless and wired local area networks of small and medium-sized enterprises.

•	Announced that Trusonic’s newest MBOX Media Player is powered by CyberGuard’s technology. Trusonic provides custom business music and messaging services and maintains licensing relationships with major record labels and over 200,000 Independent Artists representing over 1.5 million songs.

Financial Highlights
•	Revenues grew 19% over the same three month period of the previous year, and both revenue and EPS results were within guidance.

•	Non-GAAP gross profit for the quarter increased to $12.5 million, or 73% of fiscal fourth quarter 2005 revenues, versus $9.7 million, or 67% of revenues for the same quarter a year ago. On a sequential basis, non-GAAP gross profit increased 2% from 71% of revenues.

•	Non-GAAP gross profit for the 2005 fiscal year increased to $47.2 million, or 71% of revenues, versus $33.1 million, or 69% of revenues for the year ended June 30, 2004.

•	Cash related balances were $15.0 million, and total current assets were $39.8 million as of June 30, 2005.

•	Current and long-term liabilities were $43.9 million as of June 30, 2005.
The investor conference call will take place today at 10.00 a.m. Eastern Daylight Time via live web cast on CyberGuard’s web site at www.cyberguard.com. To participate by telephone, the dial-in number is 877-560-3200 and the conference ID number is 7895959; the international dial-in is 706-645-9750 and the conference ID number is 7895959. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days: from 12:00 p.m. Thursday, August 18, until 12.00 p.m. Thursday, August 25, 2005. The archived recording may also be accessed by dialling 800-642-1687 or 706-645-9291 (international) and requesting conference ID number 7895959. Additional financial information can be found at http://www.cyberguard.com/investors/reports.cfm.
About CyberGuard Corporation
CyberGuard Corporation (NASDAQ: CGFW) delivers a suite of integrated information security solutions to provide Global 2000 enterprises and government organizations with the confidence that their critical information assets are protected. Based on the company’s Total Stream Protection framework and managed via its Global Command Center, CyberGuard’s products go beyond network-level security to provide protection against the most dangerous application-layer vulnerabilities and avoid potential damage, securing the entire data stream. With a growing and satisfied number of brand-name customers, CyberGuard has deployed more than 250,000 products across the globe. Headquartered near Boca Raton, FL., the company has offices and training centers around the world. For more information visit www.CyberGuard.com.

Forward-Looking Statement
Statements regarding estimates, expectations and future prospects contained in this press release are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; the Company’s history of losses; the Company’s ability to execute on its business plans and to integrate recent acquisitions; the Company’s dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; global economic conditions; and litigation against the Company. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2004, and other information filed with the Commission.
CyberGuard® and Webwasher® are registered trademarks and Total Stream Protection™ and Global Command Center™ are trademarks of CyberGuard Corporation. All other trademarks are property of their respective owners.

CYBERGUARD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	(Unaudited)
	June 30,	June 30,
	2005	2004
ASSETS
Cash and cash equivalents	$15,003	$12,447
Restricted cash	298	197
Accounts receivable, less allowance for uncollectible accounts of $481 at June 30, 2005 and $365 at June 30, 2004	19,456	9,461
Inventories, net	1,753	2,063
Other current assets	3,248	2,790

Total current assets	39,758	26,958

Property and equipment at cost, less accumulated depreciation of $5,562 at June 30, 2005 and $4,619 at June 30, 2004	3,366	1,673
Capitalized software, less accumulated amortization of $2,547 at June 30, 2005 and $2,166 at June 30, 2004	2,521	1,530
Intangible assets, less accumulated amortization of $6,452 at June 30, 2005 and $2,055 at June 30, 2004	20,316	20,262
Other assets	241	104
Goodwill	45,454	40,625
Deferred tax asset, net	5,575	5,575

Total assets	$117,231	$96,727

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$3,769	$2,951
Deferred revenue, current portion	16,500	10,760
Note payable	974	—
Accrued expenses and other liabilities	8,928	5,750

Total current liabilities	30,171	19,461

Deferred tax liability	7,466	7,466
Deferred revenue, less current portion	6,310	3,758

Total long-term liabilities	13,776	11,224

Total liabilities	43,947	30,685

Commitments and Contingencies	—	—

Shareholders’ equity
Preferred stock par value $0.01; authorized 5,000 shares; none issued	—	—
Common stock par value $0.01; authorized 50,000 shares; issued and outstanding 31,082 at June 30, 2005 and 28,528 at June 30, 2004	311	285
Additional paid-in capital	150,995	144,569
Accumulated deficit	(78,011)	(78,772)
Accumulated other comprehensive income	(11)	(40)

Total shareholders’ equity	73,284	66,042

Total liabilities and shareholders’ equity	$117,231	$96,727

CYBERGUARD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share data)

	Three Months Ended
	(Unaudited)
	June 30, 2005			June 30, 2004
	GAAP	Proforma	Proforma	GAAP	Proforma	Proforma
	Presentation	Adjustments	Presentation	Presentation	Adjustments	Presentation
Revenues:
Products	$11,829	$—	$11,829	$11,299	$—	$11,299
Services	5,381	—	5,381	3,221	—	3,221

Total revenues	17,210	—	17,210	14,520	—	14,520

Cost of revenues:
Products	3,938	(508)1	3,430	4,092	(470)1	3,622
Services	1,285	—	1,285	1,203	—	1,203

Total cost of revenues	5,223	(508)	4,715	5,295	(470)	4,825

Gross profit	11,987	508	12,495	9,225	470	9,695

Operating expenses:
Research and development	2,281	—	2,281	2,311	—	2,311
Selling, general and administrative	10,199	(843)1	9,356	6,944	(460)1	6,484

Total operating expenses	12,480	(843)	11,637	9,255	(460)	8,795

Operating income / (loss)	(493)	1,351	858	(30)	930	900

Other income
Interest income, net	51	—	51	35	—	35
Other (expense) / income	(33)	—	(33)	18	—	18

Total other (expense) / income	18	—	18	53	—	53

Income / (loss) before income taxes	(475)	1,351	876	23	930	953

Income tax (expense) / benefit	11	—	11	352	—	352

Net income / (loss)	$(464)	$1,351	$887	$375	$930	$1,305

Basic earnings per common share	$(0.02)		$0.03	$0.01		$0.05

Basic weighted average number of common shares outstanding	30,912		30,912	27,656		27,656

Diluted earnings per common share	$(0.02)		$0.03	$0.01		$0.04

Diluted weighted average number of common shares outstanding	30,912		32,709	31,241		31,241

Note 1 — The proforma adjustment relates to amortization of acquisition related intangible assets and costs.

CYBERGUARD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share data)

	Year Ended
	(Unaudited)
	June 30, 2005			June 30, 2004
	GAAP	Proforma	Proforma	GAAP	Proforma	Proforma
	Presentation	Adjustments	Presentation	Presentation	Adjustments	Presentation
Revenues:
Products	$49,677	$—	$49,677	$35,796	$—	$35,796
Services	16,421	—	16,421	12,016	—	12,016

Total revenues	66,098	—	66,098	47,812	—	47,812

Cost of revenues:
Products	16,668	(2,066)1	14,602	11,743	(905)1	10,838
Services	4,277	—	4,277	3,919	—	3,919

Total cost of revenues	20,945	(2,066)	18,879	15,662	(905)	14,757

Gross profit	45,153	2,066	47,219	32,150	905	33,055

Operating expenses:
Research and development	9,791	—	9,791	7,420	—	7,420
Selling, general and administrative	34,641	(2,463)1	32,178	20,797	(844)1	19,953
Compensation expense related to unearned restricted stock in the SnapGear acquisition	—	—	—	4,387	(4,387)	—

Total operating expenses	44,432	(2,463)	41,969	32,604	(5,231)	27,373

Operating income / (loss)	721	4,529	5,250	(454)	6,136	5,682

Other income Interest income, net	202	—	202	148	—	148
Other (expense) / income	(50)	—	(50)	376	—	376

Total other income	152	—	152	524	—	524

Income before income taxes	873	4,529	5,402	70	6,136	6,206

Income tax (expense) / benefit	(112)	—	(112)	1,700	—	1,700

Net income	$761	$4,529	$5,290	$1,770	$6,136	$7,906

Basic earnings per common share	$0.03		$0.17	$0.07		$0.33

Basic weighted average number of common shares outstanding	30,270		30,270	23,829		23,829

Diluted earnings per common share	$0.02		$0.16	$0.06		$0.28

Diluted weighted average number of common shares outstanding	32,087		32,087	28,363		28,363

Note 1 — The proforma adjustment relates to amortization of acquisition related intangible assets and costs.

CYBERGUARD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Year Ended
	June 30,	June 30,
	2005	2004
Cash flows from operating activities:
Net income	$761	$1,770
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	943	1,245
Amortization	4,778	1,930
Compensation expense related to unearned restricted stock in the SnapGear acquisition	—	4,387
Provision for inventory	47	—
Deferred tax benefit	—	(1,700)
Provision for uncollectible accounts receivable	116	231
Stock based compensation expense	725	453

Changes in assets and liabilities (excluding the effect of acquisitions)
Increase in accounts receivable	(10,111)	(1,275)
Increase in other current assets	(536)	(710)
Decrease in inventories	263	720
Decrease in other, net	83	179
Increase in accounts payable	818	839
Increase / (decrease) in accrued expenses and other liabilities	1,956	(1,339)
Increase in deferred revenue	6,714	1,925
Decrease in litigation receivable	—	6,500
Decrease in litigation payable	—	(10,400)

Net cash provided by operating activities	6,557	4,755

Cash flows used in investing activities
Increase / (decrease) in restricted cash	(101)	284
Increase in intangible assets	(750)	—
Acquisition of SnapGear, net of cash acquired	—	(35)
Acquisition of webwasher AG, net of cash acquired	—	(8,166)
Acquisition of certain assets of Zix Corporation	(2,310)	—
Capitalized software costs	(1,372)	(1,550)
Purchase of property & equipment	(2,604)	(660)

Net cash used in investing activities	(7,137)	(10,127)

Cash flows provided by financing activities:
Proceeds from stock options exercised	421	4,819
Payment on note	(483)	—
Proceeds from warrants exercised	3,169	857
Proceeds from issuance of common stock in stock purchase plan	—	167

Net cash provided by financing activities	3,107	5,843

Effect of exchange rate changes on cash	29	(119)

Net increase in cash	2,556	352
Cash and cash equivalents at beginning of period	12,447	12,095

Cash and cash equivalents at end of period	$15,003	$12,447

Supplemental disclosure of cash flow information
Cash paid for interest	$17	$—

Cash paid for income taxes	$—	$28

Supplemental disclosure of non-cash information
In connection with the acquisition of certain assets from Zix Corporation, the Company paid Zix $2,126 in cash and signed a promissory note for $1,500. The following assets and liabilities were acquired:

Current assets Other current assets	$142

Total current assets	142
Non-current assets Property and equipment	32
Customer base	3,700
Goodwill	1,302

Total non-current assets	5,034
Current liabilites Deferred revenue	1,387

Total current liabilities	1,387

Deferred revenue, less current portion	190
Total assets acquired	$3,599

In connection with the acquisition of SnapGear, 1,651 shares valued at $14,414 were issued and a contingent purchase consideration of $800 was accrued for during the quarter ended December 31, 2003.
During the quarter ended December 31, 2004, 342 shares valued at $2,137 (which includes the $800 of contingent consideration previously recorded), were issued based on the attainment of revenues during the 12 months following the acquisition.
In accordance with the price protection clause of the Stock Purchase and Sale agreement related to the acquisition of webwasher AG, 334 shares were issued to the sellers of webwasher AG during the quarter ended June 30, 2005.
On June 30, 2005, the issuance of 340 shares valued at $2,022, was accrued based on the attainment of certain revenue criteria by the webwasher subsidiary in accordance with the webwasher AG Stock Purchase and Sale Agreement. As of June 30, 2005 these shares had not been issued.